Exhibit 10.13.1

AMENDMENT NUMBER 01

to

CALL OPTION AGREEMENT

This Amendment No. 1("Amendment No. 1") to the Call Option Agreement executed May 29th, 2015 (“COA”) is entered into by and between Sterling Construction Company, Inc. ("SCC") and Clinton W. Meyers, and individual and Clinton Charles Meyers, as trustee of the Meyers Family 2011 Trust dated March 17, 2011 (collectively "MEYERS"), and is made effective May 29th, 2015.

WITNESSETH:

WHEREAS, SCC and MEYERS entered into that certain COA referenced above; and

WHEREAS, SCC and MEYERS wish to amend the Purchase Price as that term is defined in the COA.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, SCC and MEYERS agree as follows:

1.	The phrase “… purchase price of One Dollar ($1.00)” set forth in Article 1.1 is hereby replaced with “… purchase price of Ten Thousand Dollars ($10,000.00)”.

Except as amended herein, the COA shall remain in full force and effect and all other terms and conditions shall remain unchanged.

For purposes of executing this Amendment No. 1 to the COA, facsimile and electronic image transmissions of signatures shall be considered as original documents. The parties hereto signify their acceptance and agreement to the above by their authorized representatives signing in the space indicated below.

Sterling Construction Company, Inc.	Clinton Charles Meyers, as trustee of the Meyers Family 2011 Trust dated March 17, 2011

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Clinton W. Meyers

By:

Name:

Title:

Date: